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                                                                      EXHIBIT 23

                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
Northern Trust Corporation

We consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-45203 and on Form S-8 File Nos. 333-47597, 333-63843,
333-25135, 333-25283, 333-52623, 333-58784, 333-84085 of Northern Trust
Corporation of our report dated January 22, 2003, with respect to the consolidated balance sheet of Northern Trust Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Northern Trust Corporation.





                                                /s/ KPMG LLP
Chicago, Illinois
March 10, 2003